                                                                    EXHIBIT 21.1

                               QUALIX GROUP, INC.

                    WHOLLY-OWNED SUBSIDIARIES OF THE COMPANY

       NAME OF SUBSIDIARY                      WHERE ORGANIZED OR INCORPORATED
       ------------------                      -------------------------------
       Qualix-S.A.R.L.                                 France
       Qualix GmbH                                     Germany
       Qualix B.V.                                     The Netherlands
       Qualix Singapore Pte. Ltd.                      Singapore
       Qualix UK, Limited                              United Kingdom

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